Neptune Wellness Solutions Inc. Completes Share Consolidation

LAVAL, QC, June 9, 2022 – Neptune Wellness Solutions Inc. (“Neptune” or the “Company”) (NASDAQ: NEPT) (TSX: NEPT), a diversified and fully integrated health and wellness company focused on plant-based, sustainable and purpose-driven lifestyle brands, announced today, further to its news release on June 8, 2022, the completion of the Company’s proposed consolidation of its common shares (the “Common Shares”) on the basis of one (1) post-consolidation Common Share for every thirty-five (35) pre-consolidation Common Shares (the “Consolidation”).

It is anticipated that the post-Consolidation Common Shares will commence trading on the NASDAQ and the TSX at the market open on or about June 13, 2022. The Company’s name and trading symbol remain unchanged on the NASDAQ and the TSX as a consequence of the Consolidation. The new CUSIP and ISIN numbers for the consolidated Common Shares are 64079L204 and CA64079L2049, respectively.

The Consolidation will reduce the number of Common Shares issued and outstanding from approximately 198 million Common Shares to approximately 5.7 million Common Shares. No fractional Common Shares will be issued in connection with the Consolidation. Each fractional Common Share remaining after completion of the Consolidation that is less than one (1) whole of a Common Share will be increased to one (1) whole Common Share.

The Company’s transfer agent, Computershare Investor Services Inc., acting as the exchange agent for the Consolidation, has mailed to all registered holders of Common Shares (the “Registered Holders”) a letter of transmittal (the “Letter of Transmittal”) that may be used by such Registered Holders to exchange their pre-Consolidation Common Share certificates for certificates in the capital of the Company representing the consolidated number of Common Shares. A copy of the Letter of Transmittal is available on the Company’s issuer profile on SEDAR at www.sedar.com.

Non-registered or beneficial holders holding their Common Shares through a bank, broker or other nominee do not need to complete a Letter of Transmittal and should note that such banks, brokers or other nominees may have specific procedures for processing the Consolidation. Shareholders holding their Common Shares with such a bank, broker or nominee and who have any questions in this regard are encouraged to contact their nominee.

Neither NASDAQ nor the Toronto Stock Exchange accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management’s expectations or beliefs regarding future events including, but not limited to, statements with respect to the completion of the Consolidation, including the timing of commencement of trading of the post-Consolidation Common Shares. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the “Cautionary Note Regarding Forward-Looking Information” section contained in Neptune’s latest Annual Information Form, which also forms part of Neptune’s latest annual report on Form 40-F, and which is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a diversified health and wellness company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled to quickly adapt to consumer demand and bring new products to market through its mass retail partners and e-commerce channels. For additional information, please visit: https://neptunewellness.com/.

Media Contacts:

media@neptunecorp.com

Jessica Adkins, SVP Corporate Communications

Neptune Wellness Solutions, Inc.

j.adkins@neptunecorp.com

Investor Contacts:

Morry Brown, VP Investor Relations

Neptune Wellness Solutions, Inc.

m.brown@neptunecorp.com

Valter Pinto

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254